                                                                  EXHIBIT 99.A2

                         FORM OF LETTER OF TRANSMITTAL


                             LETTER OF TRANSMITTAL
      TO TENDER OPTIONS TO PURCHASE COMMON STOCK, PAR VALUE $.01 PER SHARE

                                       OF
                              PTEK HOLDINGS, INC.
           PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 29, 2001

               -------------------------------------------------
                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
          12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON DECEMBER 28, 2001
                         UNLESS THE OFFER IS EXTENDED.
               -------------------------------------------------

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY. YOUR OPTION AGREEMENT(S) EVIDENCING OPTIONS TO BE TENDERED, THE EXECUTED NEW RESTRICTED STOCK AWARD AGREEMENT, AND THE DOCUMENTS FROM MORGAN KEEGAN & COMPANY, INC. MUST BE FORWARDED WITH THIS LETTER OF TRANSMITTAL.

TO:  PTEK Holdings, Inc.
     c/o: Patricia M. Jones
     Director of Stock Management
     PTEK Holdings, Inc.
     3399 Peachtree Road, N.E.
     The Lenox Building, Suite 600
     Atlanta, Georgia 30326
     Telephone: (404) 262-8437
     Facsimile: (404) 231-3880

I, the undersigned, hereby tender to PTEK Holdings, Inc. ("PTEK"), a Georgia corporation, all of my options to acquire shares of common stock of PTEK listed on Schedule A to this letter of transmittal (the "options"), upon the terms and subject to the conditions set forth in PTEK's offer to purchase such options for restricted stock ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this letter of transmittal (which together constitute the "Offer").

Subject to acceptance for payment of the options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, PTEK all right, title and interest in and to all the options that are being tendered hereby. I acknowledge that PTEK has advised me to consult with my own legal, financial and tax advisers as to the consequences of participating or not participating in the Offer. I agree that this letter of transmittal is an amendment to my option agreement(s).

I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for purchase by PTEK, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request,

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execute and deliver any additional documents deemed by PTEK to be necessary or desirable to complete the purchase of the options tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

By execution hereof, I understand that a tender of my options pursuant to the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute my acceptance of the terms and conditions of the Offer. PTEK's acceptance for purchase of options tendered pursuant to the Offer will constitute a binding agreement between the undersigned and PTEK upon the terms and subject to the conditions of the Offer. I acknowledge that the restricted stock that I will receive is subject to forfeiture and other restrictions, including without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the restricted stock shall vest and the restrictions shall lapse in the manner set forth in the new restricted stock award agreement between PTEK and the undersigned that will be effective upon the Expiration Date (as defined in the Offer to Purchase). A copy of such new restricted stock award agreement is included with this letter of transmittal. I have signed and am returning such restricted stock award agreement to PTEK along with this letter of transmittal. I understand that upon PTEK's acceptance of the tender and receipt of my executed restricted stock award agreement, PTEK will issue the restricted shares to my account. I further understand that before the restricted shares vest, they will be held in PTEK's custody, and that when the restricted shares vest, PTEK will deliver such vested shares to Morgan Keegan & Company, Inc., or another brokerage firm chosen by PTEK, for deposit into my account. I agree not to withdraw the shares from such brokerage firm account until the required tax withholding has been satisfied and the blackout period has expired.

I understand that I may tender all or none of my eligible options and that I am not required to tender any of my options in this Offer. I also understand that all options properly tendered on or prior to the Expiration Date and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Purchase.


I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS.*


I recognize that, under certain circumstances set forth in the Offer to Purchase, PTEK may terminate or amend the Offer or may postpone the acceptance for purchase of, or payment for, options tendered. In any such event, I understand that the options delivered herewith but not accepted for purchase will be returned to me.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Offer to Purchase.


                         (signature on following page)

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                    SIGNATURE PAGE TO LETTER OF TRANSMITTAL


                                                                               *


                         SIGNATURE OF HOLDER


                         _________________________________________________
                         (Signature of Holder or Authorized Signatory)

                         Date: ________________, 2001

                         Name: ___________________________________________
                                         [Name]

                         Capacity: _______________________________________

                         Address:  _______________________________________

                                   _______________________________________

                                   _______________________________________
                                   (Please include ZIP code)

                         Telephone No. (with area code): _________________

                         Tax ID / Social Security No.:   _________________



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LOST, STOLEN, DESTROYED OR MUTILATED AGREEMENTS:

[ ] Check here if any of the option agreements representing your options have been lost, stolen, destroyed or mutilated. See Instruction 5. Number of options represented by lost, stolen, destroyed or mutilated agreements: __________


                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal and Agreements. All option agreements evidencing options to be tendered, as well as a properly completed and executed letter of transmittal (or facsimile thereof), and any other documents required by this letter of transmittal, including without limitation the properly executed restricted stock award agreement included with your letter of transmittal and the documents necessary to open a brokerage account with Morgan Keegan & Company, Inc., must be received by PTEK Holdings, Inc. at our address set forth on the front cover of this letter of transmittal on or prior to 12:00 midnight, Atlanta, Georgia time, on December 28, 2001 or, if the Offer is extended, on the extended Expiration Date (as defined in the Offer to Purchase).

THE METHOD BY WHICH YOU DELIVER YOUR DOCUMENTS, INCLUDING OPTION AGREEMENT(S), RESTRICTED STOCK AWARD AGREEMENT, THIS LETTER OF TRANSMITTAL, AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.


Tenders of options made pursuant to the Offer may be withdrawn at any time prior to 12:00 midnight, Atlanta, Georgia time, on December 28, 2001. If the Offer is extended by us beyond that time, you may withdraw your tendered options at any time until the expiration of the Offer. In addition, unless we accept your tendered options for purchase before 12:00 midnight, Atlanta, Georgia time, on January [28]*, 2002, you may withdraw your tendered options at any time after January [28]*, 2002. To withdraw tendered options you must deliver a written notice of withdrawal, or facsimile thereof, with the required information to us while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly retendered prior to the Expiration Date by following the procedures described above.


We will not accept any alternative, conditional or contingent tenders. All tendering optionholders, by execution of this letter of transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

2. Signatures On This Letter Of Transmittal. If this letter of transmittal is signed by the holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s) without alteration, enlargement or any change whatsoever. If any of the options to be tendered are held of record by two or more persons, all such persons must sign this letter of transmittal.

If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

3. Requests For Assistance Or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Purchase or this letter of transmittal should be directed to Patricia M.

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Jones, our Director of Stock Management, at the address and telephone number given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

4. Irregularities. All questions as to the number of options to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of options will be determined by us in our sole discretion, which determinations shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options we determine not to be in proper form or the acceptance of which or payment of restricted stock for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and no person will incur any liability for failure to give any such notice.

5. Lost, Stolen, Destroyed Or Mutilated Option Agreements Evidencing Options. If option agreements evidencing options to be tendered have been lost, stolen, destroyed or mutilated, you must check the box captioned "Lost, Stolen, Destroyed or Mutilated Option Agreements" on this letter of transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement(s). You must then contact us to ascertain the steps that must be taken in order to replace the option agreements evidencing options. In order to avoid delay, you should contact us immediately.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US ON OR PRIOR TO 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON DECEMBER 28, 2001.

6. Important Tax Information. You should refer to Section 13 of the Offer to Purchase, which contains important tax information.

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                                   SCHEDULE A
                          to the Letter of Transmittal

Name                             SSN or ID:
Address
City, State  Zip
Country

                                                                         Restricted
                      Option                   Options     Options       Shares:        Restricted Shares: To
Option                Exercise   Options       Vested on   Unvested on   To vest on     follow vesting of         Total Restricted
Number   Grant Date   Price      Outstanding   12/28/01    12/28/01      12/29/01       tendered options          Shares
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

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TOTALS:
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

To tender ALL of your eligible stock options in exchange for restricted stock
          ---
pursuant to the Offer to Purchase, you must complete and sign the letter of transmittal. You may not make a partial tender. Restricted Shares are subject to a blackout period, ending one year from the Expiration Date.

Send the completed letter of transmittal and other required documents to PTEK Holdings, Inc. by mail, fax or personal delivery to the address indicated on the first page of the letter of transmittal. IF WE DO NOT RECEIVE YOUR RESPONSE ON OR BEFORE 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, DECEMBER 28, 2001, WE WILL DEEM THAT YOU HAVE ELECTED TO TENDER NONE OF THE STOCK OPTIONS REFLECTED ON THIS
                                ----
SCHEDULE. REMEMBER TO KEEP A COPY OF THE LETTER OF TRANSMITTAL AND THIS SCHEDULE FOR YOUR RECORDS.

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